EXHIBIT 99

ORIENT-EXPRESS HOTELS ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS.
FOURTH QUARTER NET EARNINGS OF $6.7 MILLION, 47% UP FROM THE PRIOR YEAR.
ADJUSTED NET EARNINGS GREW 138% VERSUS THE PRIOR YEAR PERIOD.

Reconciliation and Adjustments

	Three months ended December 31		Twelve months ended December 31
$’000 – except per share amounts	2006	2005 Restated	2006	2005 Restated
EBITDA	32,353	22,079	138,095	108,256
Adjustment – gain on asset sale	—	—	(6,619)	—
Adjustment – UK Pension closure costs	841	—	841	—
Adjusted EBITDA	33,194	22,079	132,317	108,256

US GAAP reported net earnings	6,657	4,540	39,767	41,539
Adjusted items:
• Write-off of deferred finance costs	1,671	—	3,546	—
• Depreciation write-off on El Encanto	401	—	401	—
• UK Pension closure costs	841	—	841	—
• Forex loss/(gain) net of tax	(366)	(665)	3,281	(4,853)
• Gain on asset sales (net of tax)	—	—	(3,294)	—
Adjusted net earnings	9,204	3,875	44,542	36,686

Adjusted EPS	0.22	0.10	1.10	0.96
Reported EPS	0.16	0.12	0.98	1.09
Number of shares (millions)	42.2	39.4	40.7	38.2

Fourth Quarter highlights:

•                  Worldwide same store RevPAR growth of 15% in U.S.$ and 13% in local currency

•                  EBITDA up 47% to $32.4 million compared to the same quarter last year

•                  EBITDA margin 23.4% up 190 bps compared to the same quarter last year

•                  Reported EPS up 33%, adjusted EPS up 120%

Full Year highlights:

•                  7 hotels acquired and integrated

•                  Worldwide same store RevPAR up 10% in U.S.$ and 11% in local currency

•                  EBITDA up 28%, adjusted EBITDA up 22%

Hamilton, Bermuda, February 26, 2007.  Orient-Express Hotels Ltd. (NYSE: OEH, www.orient-express.com), owners or part-owners and managers of luxury hotels, restaurants, tourist trains and river cruise properties in 25 countries, today announced its results for the fourth quarter and full year ended December 31, 2006.

For the fourth quarter net earnings were $6.7 million ($0.16 per common share) on revenue of $138.6 million compared with restated earnings of $4.5 million ($0.12 per common share) on revenue of $102.5 million in the prior year period.  Adjusted net earnings (before foreign exchange losses and refinancing costs) for the quarter were $9.2 million ($0.22 per common share), an increase of 138% over restated adjusted net earnings of $3.8 million ($0.10 per common share) the previous year.   Adjusted earnings per common share were up 120% and revenue was up 35% over the fourth quarter of 2005.  EBITDA increased from $22.1 million in 2005 to $32.4 million.  Adjusted EBITDA increased by 50% to $33.2 million.

For the year ended December 31, 2006 net earnings were $39.8 million ($0.98 per common share) compared with restated earnings of $41.5 million ($1.09 per common share) in 2005.  Revenue increased 14% from $447.7 million in 2005 to $510.5 million in 2006.  Same store RevPAR increased 10% (11% in local currency) and EBITDA rose 28% from $108.3 million to $138.1 million.

EBITDA margins for the full year grew 300 bps from 24% in 2005 to 27% in 2006.  For the fourth quarter EBITDA margins grew 190 bps.

Mr. Simon Sherwood, Chief Executive Officer, said “The increase in EBITDA over the prior year period in all regions is particularly encouraging.  With the exception of the newly acquired Asian portfolio, the results can be considered same store.  The overall EBITDA growth of $10.3 million was driven primarily by $7.9 million of growth for owned hotels and $1.4 million for the trains and cruises portfolio.”

Overall RevPAR growth was 15% in U.S. dollars (13% in local currency), driven equally by rate and occupancy.

The RevPAR growth was strongest in the Rest of the World region, which experienced 17% growth in U.S.dollars (19% in local currency), with Europe at 14% (6% in local currency) and the North America region at 8%.

Performance highlights by region, include:

Europe:   Revenues were up 28% from $26.7 million in 2005 to $34.2 million in 2006.  EBITDA increased $1.4 million or 81% to $3.1 million, with all properties in the region showing good revenue growth.  Reid’s Palace and the Hotel Cipriani produced particularly strong results, as did Le Manoir aux Quat’Saisons.

North America:  EBITDA of owned hotels was $5.6 million, up $3.0 million on the 2005 result of $2.6 million.  The Windsor Court Hotel experienced revenue growth of 24% in a quarter which saw all U.S. properties show revenue growth.   El Encanto was closed during the fourth quarter.

Southern Africa:  EBITDA in South Africa grew $0.6 million to $4.6 million in the quarter, primarily due to better earnings at the Mount Nelson Hotel.  The Westcliff Hotel had another good quarter, showing 40% revenue growth.

South America:  Revenues at the South American properties grew 26% to $12.3 million.  EBITDA grew $1.5 million to $5.3 million, a 40% increase.  The Copacabana Palace Hotel accounted for all the growth.

Asia Pacific:   The Observatory and Lilianfels both showed good growth combined with a strong quarter for several of the former Pansea properties, particularly in Koh Samui and Bali.   EBITDA for the region increased $1.5 million up to $2.8 million.

Hotel management and part-ownership interests:  EBITDA was $5.6 million compared with $5.0 million in the year earlier period.  Charleston Place and the hotels in Peru were largely responsible for the gains.

Restaurants:  EBITDA was $4.1 million compared with $3.1 million in the same period last year.  This was primarily due to the results of the ‘21’ Club.

Tourist trains and river cruises:  EBITDA was $5.8 million compared with $4.4 million in the prior year period.  Improvements from the U.K. day trains and the Road to Mandalay are primarily responsible for this increase.

Key financial highlights:

The company has continued its strategy of refinancing core assets.  The quarter included a $1.5 million write-off linked to the refinance of a number of the European and U.S. hotels.  This refinancing resulted in an average reduction in the company’s debt margins of 25 bps.

The company closed its U.K. defined benefit pension plan in 2006 and replaced it with a defined contribution plan.  Costs associated with this restructure totaled $0.8 million.  Of the company’s 6000 employees fewer than 50 remain in defined benefit schemes.

In the fourth quarter the South African rand stabilized against the U.S. dollar, resulting in a non-cash gain of $0.9 million.

Mr. Paul White commented: “The tax rate was 44% in the fourth quarter and 25% for the year, net of one-time credits on recognition of certain deferred tax benefits.  The company will be adopting FASB Interpretation no. 48 “Accounting for Uncertainty in Income Taxes” effective January 1, 2007 and expects to make an initial provision on adoption in the range of $27 million to $30 million.

Mr ..Simon Sherwood reflected on 2006: “It has been a year of tremendous activity for the company.  We undertook major refurbishment work in the year some of which had a material impact on the year’s results, particularly at Reid’s Palace in Madeira.  We are already starting to see the benefit of this work both in results and forward bookings for 2007.  In addition we completed refurbishment of another 120 rooms at the Grand Hotel Europe in St Petersburg, added meeting space and refurbished 36 suites at the Copacabana Palace in Rio de Janeiro, and made major improvements at several other hotels.

We have completed the acquisition of 7 hotels further expanding the Orient-Express Hotels portfolio and bringing extra earnings growth potential for the future.   El Encanto, our hotel in Santa Barbara, is under refurbishment and will give us a very high quality property on the U.S. west coast.  This combined with our stronger presence in Asia means we now have established a global platform that should facilitate our expansion over the next few years.”

He added: “Our property development business continues to show great promise.  At St Martin the Cupecoy condominiums are now coming out of the ground.  In addition, of the 8 new large villas we have under construction on the French side of the island, we initially put 6 on the market and all have already sold pre-construction at prices ranging from $5 million to $7 million each.  We are also starting development of our land in Maroma, on the Mayan Riviera in Mexico where construction of the first model villa (of 27 planned) should start shortly.”

Restatement of 2005 earnings

Management has re-evaluated certain deferred tax and foreign currency transaction misstatements identified in prior years in connection with the company’s adoption of SAB 108 “Considering the Effect of Prior Year Misstatements in Current Year Financial Statements” (“SAB 108”) during the quarter ended December 31, 2006.  During this process, management also identified additional deferred tax misstatements.  While these misstatements do not affect the company’s previously reported cash flows or EBITDA, management concluded that it is appropriate to restate the previously reported results for the year ended December 31, 2005 (please see schedules on page 13 and 14)  and the quarters ended March 31, June 30 and September 30, 2006.  This impact on the first 3 quarters was to credit net earnings by $628,000 ($0.02 per common share) which will be disclosed in the company’s 10K, which it anticipates filing on March 1, 2007.

ENDS

********

Management believes that EBITDA (net earnings adjusted for interest expense, foreign currency, tax, depreciation and amortization) is a useful measure of operating performance, for example to help determine the ability  to incur capital expenditure or service indebtedness, because it is not affected by non-operating factors such as leverage and the historic cost of assets.  EBITDA is also a financial performance measure commonly used in the hotel and leisure industry, although the company’s EBITDA may not be comparable in all instances to that disclosed by other companies.  EBITDA does not represent net cash provided by operating, investing and financing activities under U.S. generally accepted accounting principles (U.S. GAAP), is not necessarily indicative of cash available to fund all cash flow needs, and should not be considered as an alternative to earnings from operations or net earnings under U.S. GAAP for purposes of evaluating operating performance.

Adjusted net earnings is a non-GAAP financial measure and does not have any standardized meaning prescribed by U.S. GAAP.  It is, therefore, unlikely to be comparable to similar measures presented by other companies, which may be calculated differently, and should not be considered as an alternative to net earnings, cash flow from operating activities or any other measure of performance prescribed by U.S. GAAP.  Management considers adjusted net earnings be a meaningful indicator of operations and uses it as a measure to assess operating performance.  Adjusted net earnings is also used by investors, analysts and lenders as a measure of financial performance.

This news release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties.  These include statements regarding earnings outlook, investment plans and similar matters that are not historical facts.  These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements.  Factors that may cause a difference include, but are not limited to, those mentioned in the news release, unknown effects on the travel and leisure markets of terrorist activity and any police or military response, varying customer demand and competitive considerations, realization of hotel bookings and reservations and planned property development sales as actual revenue, inability to sustain price increases or to reduce costs, fluctuations in interest rates and currency values, uncertainty of negotiating and completing proposed capital expenditures and acquisitions, adequate sources of capital and acceptability of finance terms, possible loss or amendment of planning permits and delays in construction schedules for expansion or development projects, delays in reopening properties closed for repair or refurbishment and possible cost overruns, shifting patterns of tourism and business travel and seasonality of demand, adverse local weather conditions, uncertainty of recovering on insurance claims for property damage and lost earnings, changing global and regional economic conditions, and legislative, regulatory and political developments.  Further information regarding these and other factors is included in the filings by the company with the U.S. Securities and Exchange Commission.

******

Orient-Express Hotels will conduct a conference call on February 27, 2007 at 11.00 AM (EST) which is accessible at 1 866 220 1452 (US toll free) or +44 1452 542300 (Standard International access).  A re-play of the conference call will be available until 5.00pm (EST) Tuesday, March 6, 2007 and can be accessed by calling 1 866 247 4222 (US toll free) or +44 1452 550 000 (Standard International) and entering replay access number 6612086.  A re-play will also be available on the company’s website: www.orient-expressinvestorinfo.com.

Contact:
Dean Andrews	Paul White
Vice President, Director of Operations, N. America	Vice President, Finance &
Chief Financial Officer
Tel: +1 212 764 8206	Tel: +44 20 7921 4123
E: dpandrews@oeh.com	E: paul.white@orient-express.com

ORIENT-EXPRESS HOTELS LTD

Three Months ended December 31, 2006

SUMMARY OF OPERATING RESULTS

	Three months ended December 31
$’000 — except per share amount	2006	2005 Restated

Revenue and earnings from unconsolidated companies
Owned hotels
- Europe	34,219	26,720
- North America	22,599	16,732
- Rest of World	36,900	28,361
Hotel management & part ownership interests	5,567	4,991
Restaurants	8,194	7,951
Trains & Cruises	19,469	16,532
Real Estate	11,606	1,206
Total (1)	138,554	102,493

Analysis of earnings
Owned hotels
- Europe	3,123	1,724
- North America	5,614	2,662
- Rest of World	12,691	9,158
Hotel management & part ownership interests	5,567	4,991
Restaurants	4,069	3,140
Trains & Cruises	5,787	4,371
Real Estate	2,758	981
Central overheads	(7,256)	(4,948)
EBITDA	32,353	22,079
Depreciation & amortization	(9,408)	(9,039)
Interest	(12,048)	(8,452)
Foreign exchange	938	913
Earnings before tax	11,835	5,501
Tax	(5,178)	(961)
Net earnings on common shares	6,657	4,540

Earnings per common share	0.16	0.12

Number of shares – millions	42.16	39.38

(1)                                  Comprises earnings from unconsolidated companies of $4,469,000 (2005 -$3,820,000) and revenue of $134,085,000 (2005 - $98,673,000).

ORIENT-EXPRESS HOTELS LTD

Three Months ended December 31, 2006

SUMMARY OF OPERATING INFORMATION FOR OWNED HOTELS

	Three months ended December 31
	2006	2005
Average Daily Rate (in U.S. dollars)
Europe	478	374
North America	348	296
Rest of World	277	293
Worldwide	343	318

Rooms Available (000’s)
Europe	72	70
North America	54	42
Rest of World	113	88
Worldwide	239	200

Rooms Sold (000’s)
Europe	36	36
North America	35	28
Rest of World	76	55
Worldwide	147	119

RevPAR (in U.S. dollars)
Europe	236	190
North America	223	199
Rest of World	187	182
Worldwide	210	189

			Change%
			Dollar	Local currency
Same Store RevPAR (in U.S. dollars)
Europe	200	175	14%	6%
North America	310	287	8%	8%
Rest of World	213	182	17%	19%
Worldwide	218	190	15%	13%

ORIENT-EXPRESS HOTELS LTD

Twelve Months ended December 31, 2006

SUMMARY OF OPERATING RESULTS

	Twelve months ended December 31
$’000 – except per share amount	2006	2005 Restated

Revenue and earnings from unconsolidated companies
Owned hotels
- Europe	180,365	161,188
- North America	85,492	79,706
- Rest of World	115,419	95,516
Hotel management & part ownership interests	19,932	17,485
Restaurants	22,821	22,522
Trains & Cruises	70,342	66,533
Real Estate	16,144	4,705
Total (1)	510,515	447,655

Analysis of earnings
Owned hotels
- Europe	52,708	46,560
- North America	19,652	15,686
- Rest of World	33,033	23,381
Hotel management & part ownership interests	19,932	17,485
Restaurants	6,530	5,625
Trains & Cruises	18,316	15,396
Real Estate	3,514	3,078
Central overheads	(22,209)	(18,955)
Gain on sale of investment	6,619	—
EBITDA	138,095	108,256
Depreciation & amortization	(35,676)	(34,087)
Interest	(44,510)	(30,153)
Foreign exchange	(4,610)	5,065
Earnings before tax	53,299	49,081
Tax	(13,532)	(7,542)
Net earnings on common shares	39,767	41,539

Earnings per common share	0.98	1.09

Number of shares – millions	40.69	38.21

(1)          Comprises earnings from unconsolidated companies of $17,711,000 (2005 -$14,508,000) and revenue of $492,804,000 (2005 - $433,147,000).

ORIENT-EXPRESS HOTELS LTD

Twelve months ended December 31, 2006

SUMMARY OF OPERATING INFORMATION FOR OWNED HOTELS

	Twelve months ended December 31
	2006	2005
Average Daily Rate (in U.S. dollars)
Europe	584	526
North America	325	323
Rest of World	271	277
Worldwide	382	375

Rooms Available (000’s)
Europe	298	301
North America	212	207
Rest of World	382	336
Worldwide	892	844

Rooms Sold (000’s)
Europe	175	176
North America	148	140
Rest of World	242	196
Worldwide	565	512

RevPAR (in U.S. dollars)
Europe	342	307
North America	227	219
Rest of World	172	162
Worldwide	242	228

			Change%
			Dollar	Local currency
Same Store RevPAR (in U.S. dollars)
Europe	357	327	9%	9%
North America	317	291	9%	9%
Rest of World	182	162	12%	15%
Worldwide	262	238	10%	11%

ORIENT-EXPRESS HOTELS LTD

CONSOLIDATED AND CONDENSED BALANCE SHEETS

$’000	December 31 2006	December 31 2005 Restated

Assets

Cash	$79,318	$38,397
Accounts receivable	74,327	59,061
Due from related parties	19,939	17,549
Prepaid expenses and other	9,485	13,061
Inventories	35,789	29,636
Real estate assets	35,821	12,149
Total current assets	254,679	169,853

Property, plant & equipment, net book value	1,183,400	1,017,175
Investments	130,124	129,681
Goodwill	121,651	94,390
Other intangible assets	20,149	7,100
Other assets	41,660	33,967
	$1,751,663	$1,452,166

Liabilities and Shareholders’ Equity

Working capital facilities	$46,590	$47,108
Accounts payable	26,227	22,680
Due to related parties	1,249	7,374
Accrued liabilities	55,916	43,545
Deferred revenue	25,501	19,339
Current portion of long-term debt and capital leases	83,397	72,151
Total current liabilities	238,880	212,197

Long-term debt and obligations under capital leases	586,300	496,156
Deferred income taxes	106,598	89,164
Other liabilities	11,007	—
Minority interest	1,882	4,153

Shareholders’ equity	806,996	650,496
	$1,751,663	$1,452,166

ORIENT-EXPRESS HOTELS LTD

RESTATEMENT OF CONSOLIDATED AND CONDENSED

2005 BALANCE SHEET

$’000	December 31 2005 Restated	December 31, 2005 Restatement	December 31 2005 As previously Reported

Assets

Cash	$38,397		$38,397
Accounts receivable	59,061		59,061
Due from related parties	17,549		17,549
Prepaid expenses and other	13,061		13,061
Inventories	29,636		29,636
Real estate assets	12,149		12,149
Total current assets	169,853		169,853

Property, plant & equipment, net book value	1,017,175		1,017,175
Investments	129,681		129,681
Goodwill	94,390	38,623	55,767
Other intangible assets	7,100		7,100
Other assets	33,967	(2,019)	35,986
	$1,452,166	$36,604	$1,415,562

Liabilities and Shareholders’ Equity

Working capital facilities	$47,108		$47,108
Accounts payable	22,680		22,680
Due to related parties	7,374		7,374
Accrued liabilities	43,545		43,545
Deferred revenue	19,339		19,339
Current portion of long-term debt and capital leases	72,151		72,151
Total current liabilities	212,197		212,197

Long-term debt and obligations under capital leases	496,156		496,156
Deferred income taxes	89,164	59,508	29,656
Other liabilities	—		—
Minority interest	4,153		4,153

Shareholders’ equity	650,496	(22,904)	673,400
	$1,452,166	$36,604	$1,415,562

The restatement column shows the impact on goodwill, deferred taxes and shareholders equity of the recognition of deferred taxes on purchase accounting for historic acquisitions.

ORIENT-EXPRESS HOTELS LTD

Three and Twelve Months ended December 31, 2005

RESTATEMENT OF SUMMARY OF OPERATING RESULTS

	Three months ended December 31
$’000 – except per share amount	2005 Restated	2005 As previously Reported

Earnings before tax	$5,501	$5,501
Tax	961	1,151
Net earnings on common shares	$4,540	$4,350

Earnings per common share	0.12	0.11

Number of shares – millions	39.38	39.38

	Twelve months ended December 31
$’000 – except per share amount	2005 Restated	2005 As previously Reported

Earnings before tax	$49,081	$49,081
Tax	7,542	8,348
Net earnings on common shares	$41,539	$40,733

Earnings per common share	1.09	1.07

Number of shares – millions	38.21	38.21